EXHIBIT 99.1

     Washington Banking Company Earns $8.3 Million, or $0.88 Per Diluted Share in 2008

OAK HARBOR, WA – January 28, 2009 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported that its well-diversified loan portfolio and strong capital ratios contributed to a profitable quarter. Washington Banking earned $1.7 million, or $0.18 per diluted share, in the quarter ended December 31, 2008, compared to $1.9 million, or $0.19 per diluted share, in the fourth quarter a year ago. In 2008, net income was $8.3 million, or $0.88 per diluted share, compared to $9.4 million, or $0.99 per diluted share in 2007.

“Our core strengths and consistent operating practices are reflected in our solid balance sheet, strong capital position and diversified loan portfolio,” said Jack Wagner, President and CEO. “We achieved these respectable results in spite of the continued deterioration in the overall economy.”

Conference Call Information
Management will host a conference call tomorrow, January 29, 2009, at 10:00 AM PST (1:00 noon EST) to discuss the quarterly results. The live call can be accessed by dialing (303) 262-2053 or on the web at www.wibank.com. The replay, which will be available for 90 days beginning shortly after the call concludes, can be heard at (303) 590-3000 with access code 11124816#, or on the web at www.wibank.com.

Fourth Quarter 2008 Financial Highlights (December 31, 2008, compared to December 31, 2007)

  Capital ratios remained well above the regulatory requirements for well-capitalized institutions, with Tier 1 Capital to risk-adjusted assets of 11.98% compared to 11.14%.
  Continued strong asset quality with nonperforming assets to total assets at 0.46% from 0.48%.
  Total net loans increased 2% to $811 million from $795 million.
  Book value per share increased 9% to $8.47 compared to $7.78.
  Continued payment of quarterly cash dividends equivalent to an annual dividend of $0.26 per common share, with a yield of 3.2% at recent share prices.
  Core deposits, consisting of transaction accounts and CDs under $100,000, totaled $561.1 million and accounted for 75% of total deposits.

Credit Quality
 “Considering the difficult market conditions, our asset quality has remained above average,” said Joe Niemer, Chief Credit Officer. “Like other banks in the area, we are seeing stress in our construction portfolio and higher credit costs in our indirect loan program, although at manageable levels.” Nonperforming assets totaled $4.1 million, or 0.46% of total assets at December 31, 2008, compared to $4.6 million, or 0.50% of total assets at September 30, 2008, and $4.3 million, or 0.48% of total assets, a year ago. “Our NPAs continue to be limited to a handful of relationships and our loan portfolio remains well diversified by borrowers, loan type and geography within our operating area in Northwest Washington.” Nonperforming assets consist of nonaccrual loans, accruing loans 90 days or more past due, restructured loans and other real estate owned (OREO).

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WBCO – 4Q08 Profits January 28, 2009 Page 2

The allowance for loan losses increased to $12.3 million, or 1.49% of total loans at quarter end, compared to $11.1 million or 1.38% at December 31, 2007, in part, reflecting growth in the loan portfolio and deteriorating market conditions.

Net charge-offs in the fourth quarter were $1.1 million, or 55 basis points of average loans, compared to $429,000, or 21 basis points of average loans for the same period a year ago. In 2008, net charge-offs were $3.9 million, or 48 basis points, compared to $1.9 million, or 25 basis points for 2007. Net charge-offs in the indirect lending portfolio were $507,000 in the fourth quarter and $1.4 million for the year, reflecting the softening in the local economy. “Our indirect consumer loan program provides funding for new and used vehicles to creditworthy customers,” Niemer noted. “In 2008, the average FICO credit score was 709 in this portfolio and we continue to maintain strong underwriting criteria.” The indirect consumer portfolio was $108.3 million compared to $110.2 million at September 30, 2008, and $114.3 million a year ago, reflecting the reduced demand for auto loans.”

Capital
Washington Banking’s Tier 1 capital ratio was 11.98% at December 31, 2008, compared with 11.81% from the linked quarter and 11.14% at December 31, 2007. The total risk-based ratio was 13.23% at December 31, 2008, compared with 13.06% from the previous quarter and 12.45% at December 31, 2007. All regulatory ratios continue to exceed the “well-capitalized” requirements established by regulators. Washington Banking’s tangible equity at year end was equal to 8.9% of total assets.

Last week, the company announced a quarterly cash dividend of $0.065 per common share payable on February 19 to shareholders of record on February 3, 2009. “As a result of the solid performance in 2008, which reflects our strong capital position, we are able to continue to reward our shareholders with quarterly cash dividends,” Wagner noted. Washington Banking has paid a quarterly cash dividend since its 1998 initial public offering.

Balance Sheet
 “We continue to maintain strong capital, adequate liquidity and a well-managed loan portfolio,” stated Wagner. “Due to the strength of our organization and balance sheet, we were selected to participate in the Treasury’s Capital Purchase Program, and received $26.38 million in funding this month. We plan to continue to lend to creditworthy customers in our markets for business and consumer needs.”

At December 31, 2008, total assets increased 2% to $900 million compared to $882 million a year ago. Total net loans also grew 2% to $811 million from $795 million a year ago, and remained relatively flat from $812 million at the end of the third quarter 2008.

Total deposits were down 1% to $747 million at December 31, 2008 compared to $758 million a year ago and down 5% from $784 million at September 30, 2008. Money market accounts decreased 9% from the end of the linked quarter but grew 8% year-over-year. Time deposits were evenly balanced between certificates under $100,000 and certificates over $100,000 with a very small component of brokered deposits. “We initiated service to our customers last year through the Certificate of Deposit Account Registry Service (CDARS), which allows us to help customers maximize FDIC insurance coverage,” stated Rick Shields, Chief Financial Officer.

Shareholder equity increased 10% to $80.6 million, or $8.47 per share, at December 31, 2008, compared to $73.6 million, or $7.78 per share, a year ago. Following the $26.38 million capital infusion from the preferred shares issued to the U.S. Treasury the pro forma total shareholders’ equity was $106.9 million.

WBCO – 4Q08 Profits January 28, 2009 Page 3

Operating Results
Revenue, consisting of net interest income and noninterest income, was $11.2 million in the fourth quarter of 2008, compared to $11.6 million for the third quarter and $11.4 million in the fourth quarter of 2007. For the 2008 full year, revenue was down slightly at $45.2 million compared to $45.7 million in 2007. Net interest income, before the provision for loan losses, decreased 1% to $9.5 million in the fourth quarter of 2008 from $9.6 million in the previous quarter and was flat compared to $9.5 million in the fourth quarter a year ago. For the year, net interest income, before provision for loan losses, increased modestly to $37.9 million in 2008 compared to $37.6 million for 2007.

Net interest margin was 4.50% in the fourth quarter of 2008, down 12 basis points from the linked quarter of 4.62%, and down 21 basis points from 4.71% in the same quarter a year ago. For the full year, Washington Banking’s net interest margin stood at 4.60% compared to 4.89% in 2007.

Noninterest expense for the fourth quarter dropped 14% to $6.7 million compared with $7.9 million in the same quarter of 2007. Noninterest expense for the year fell 3% to $27.5 million compared to $28.5 million for 2007. Included in the 2008 operating expenses were $1.1 million in costs associated with the terminated merger agreement and employee separation expense, which included the retirement of the former CEO. In 2007, costs associated with the merger were $513,000.

The efficiency ratio during the fourth quarter of 2008 was 60.22%, compared to 65.26% reported in the linked quarter, and 68.61% at December 2007. For the year 2008, the efficiency ratio was 60.90% compared to 62.31% for 2007. Return on average assets and return on average equity were 0.74% and 8.37%, respectively, for the fourth quarter of 2008 and 0.94% and 10.82%, respectively, for the reporting year.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.

www.wibank.com

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. These statements speak only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to: adverse developments in the capital markets; legislative or regulatory requirements affecting financial institutions; restructuring of the regulation of the financial services industry; changes in the interest rate environment; adverse changes in regional and national economic conditions and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for quarters ended March 31, 2008 and September 30, 2008. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

WBCO – 4Q08 Profits
January 28, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	December 31,	September 30,	Month	December 31,	Year
	2008	2008	Change	2007	Change

Interest Income
Loans	$ 13,968	$ 14,432	-3%	$ 15,813	-12%
Taxable Investment Securities	103	88	16%	135	-24%
Tax Exempt Securities	52	51	1%	59	-13%
Other	22	6	287%	21	9%

Total Interest Income	14,145	14,577	-3%	16,028	-12%

Interest Expense
Deposits	4,195	4,411	-5%	6,017	-30%
Other Borrowings	199	276	-28%	62	222%
Junior Subordinated Debentures	279	286	-2%	471	-41%

Total Interest Expense	4,673	4,973	-6%	6,550	-29%

Net Interest Income	9,472	9,604	-1%	9,478	0%

Provision for Loan Losses	1,900	1,075	77%	800	138%

Net Interest Income after Provision for Loan Losses	7,572	8,529	-11%	8,678	-13%

Noninterest Income
Service Charges and Fees	841	708	19%	772	9%
Electronic Banking Income	316	356	-11%	329	-4%
Investment Products	78	93	-16%	69	14%
Bank Owned Life Insurance Income	73	11	561%	153	-53%
Income from the Sale of Loans	46	36	27%	109	-58%
SBA Premium Income	20	50	-59%	156	-87%
Other Income	205	621	-67%	221	-7%

Total Noninterest Income	1,579	1,875	-16%	1,809	-13%

Noninterest Expense
Compensation and Employee Benefits	3,644	3,940	-8%	4,373	-17%
Occupancy and Equipment	966	944	2%	938	3%
Office Supplies and Printing	170	162	5%	103	65%
Data Processing	156	155	0%	170	-8%
Consulting and Professional Fees	325	107	204%	294	11%
Employee Separation Expense	58	816	-93%	-	100%
Merger Related Expenses	18	64	-72%	513	-97%
Other	1,398	1,390	1%	1,460	-4%

Total Noninterest Expense	6,735	7,578	-11%	7,851	-14%

Income Before Income Taxes	2,416	2,825	-14%	2,636	-8%
Provision for Income Taxes	746	921	-19%	785	-5%

Net Income	$ 1,670	$ 1,904	-12%	$ 1,851	-10%

Earnings per Common Share

Net Income per Share, Basic	$ 0.18	$ 0.20	-10%	$ 0.19	-5%

Net Income per Share, Diluted	$ 0.18	$ 0.20	-10%	$ 0.19	-5%

Average Number of Common Shares Outstanding	9,486,000	9,473,000		9,365,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,513,000	9,518,000		9,500,000

WBCO – 4Q08 Profits
January 28, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Twelve Months Ended		One
($ in thousands, except per share data)	December 31,		Year
	2008	2007	Change

Interest Income
Loans	$ 58,144	$ 61,385	-5%
Taxable Investment Securities	397	547	-27%
Tax Exempt Securities	205	263	-22%
Other	36	173	-79%

Total Interest Income	58,782	62,368	-6%

Interest Expense
Deposits	18,442	22,669	-19%
Other Borrowings	1,138	379	201%
Junior Subordinated Debentures	1,254	1,762	-29%

Total Interest Expense	20,834	24,810	-16%

Net Interest Income	37,948	37,558	1%

Provision for Loan Losses	5,050	3,000	68%

Net Interest Income after Provision for Loan Losses	32,898	34,558	-5%

Noninterest Income
Service Charges and Fees	2,987	3,135	-5%
Electronic Banking Income	1,333	1,252	6%
Investment Products	338	364	-7%
Bank Owned Life Insurance Income	306	587	-48%
SBA Premium Income	259	490	-47%
Income from the Sale of Loans	223	667	-67%
Other Income	1,440	995	45%

Total Noninterest Income	6,886	7,490	-8%

Noninterest Expense
Compensation and Employee Benefits	15,373	17,082	-10%
Occupancy and Equipment	3,762	3,805	-1%
Office Supplies and Printing	572	558	3%
Data Processing	625	663	-6%
Consulting and Professional Fees	794	735	8%
Employee Separation Expense	874	-	100%
Merger Related Expenses	266	513	-48%
Other	5,257	5,115	3%

Total Noninterest Expense	27,523	28,471	-3%

Income Before Income Taxes	12,261	13,577	-10%
Provision for Income Taxes	3,929	4,179	-6%

Net Income	$ 8,332	$ 9,398	-11%

Earnings per Common Share

Net Income per Share, Basic	$ 0.88	$ 1.00	-12%

Net Income per Share, Diluted	$ 0.88	$ 0.99	-11%

Average Number of Common Shares Outstanding	9,465,000	9,365,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,513,000	9,493,000

WBCO – 4Q08 Profits
January 28, 2009

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands except per share data)	December 31,	September 30,	Month	December 31,	Year
	2008	2008	Change	2007	Change

Assets
Cash and Due from Banks	$ 13,609	$ 19,202	-29%	$ 18,795	-28%
Interest-Bearing Deposits with Banks	381	451	-16%	257	48%
Fed Funds Sold	-	17,410	-100%	-	0%

Total Cash and Cash Equivalents	13,990	37,063	-62%	19,052	-27%

Investment Securities Available for Sale	17,798	10,781	65%	13,832	29%

FHLB Stock	2,430	2,880	-16%	1,984	22%

Loans Held for Sale	2,896	995	191%	2,347	23%

Loans Receivable	823,068	823,089	0%	805,862	2%
Less: Allowance for Loan Losses	(12,250)	(11,488)	7%	(11,126)	10%

Loans, Net	810,818	811,601	0%	794,736	2%

Premises and Equipment, Net	24,971	24,476	2%	25,138	-1%
Bank Owned Life Insurance	16,822	16,750	0%	16,517	2%
Other Real Estate Owned	2,226	669	233%	1,440	55%
Other Assets	7,680	7,247	6%	7,243	6%

Total Assets	$ 899,631	$ 912,462	-1%	$ 882,289	2%

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$ 91,482	$ 90,183	1%	$ 101,539	-10%
NOW Accounts	119,115	121,503	-2%	140,145	-15%
Money Market	143,855	157,614	-9%	133,265	8%
Savings	41,161	41,645	-1%	41,888	-2%
Time Deposits	351,546	372,796	-6%	341,517	3%

Total Deposits	747,159	783,741	-5%	758,354	-1%
FHLB Overnight Borrowings	11,640	-	100%	20,500	-43%
Other Borrowed Funds	30,000	20,000	50%	-	100%
Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	4,498	3,964	13%	4,091	10%

Total Liabilities	819,071	833,479	-2%	808,719	1%

Shareholders' Equity:
Common Stock (no par value)
Authorized 13,679,757 Shares:
Issued and Outstanding 9,510,007 at 12/31/08
9,488,101 at 9/30/08 and 9,453,767 at 12/31/07	33,701	33,384	1%	32,812	3%
Retained Earnings	46,567	45,513	2%	40,652	15%
Other Comprehensive Income	292	86	241%	106	174%

Total Shareholders' Equity	80,560	78,983	2%	73,570	10%

Total Liabilities and Shareholders' Equity	$ 899,631	$ 912,462	-1%	$ 882,289	2%

WBCO – 4Q08 Profits
January 28, 2009

ASSET QUALITY (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
($ in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,
	2008	2008	2007	2008	2007

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$ 11,488	$ 11,585	$ 10,755	$ 11,126	$ 10,048
Indirect Loans:
Charge-offs	(691)	(638)	(423)	(2,023)	(1,020)
Recoveries	184	111	144	583	343

Indirect Net Charge-offs	(507)	(527)	(279)	(1,440)	(677)

Other Loans:
Charge-offs	(1,151)	(798)	(288)	(3,381)	(1,762)
Recoveries	520	153	138	895	517

Other Net Charge-offs	(631)	(645)	(150)	(2,486)	(1,245)

Total Net Charge-offs	(1,138)	(1,172)	(429)	(3,926)	(1,922)
Provision for Loan Losses	1,900	1,075	800	5,050	3,000

Balance at End of Period	$ 12,250	$ 11,488	$ 11,126	$ 12,250	$ 11,126

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	1.82%	1.89%	0.99%	1.30%	0.61%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.35%	0.36%	0.09%	0.35%	0.19%
Net Charge-offs to Average Total Loans (1)	0.55%	0.57%	0.21%	0.48%	0.25%
	December 31,	September 30,	December 31,
	2008	2008	2007

Nonperforming Assets

Nonperforming Loans (2)	$ 1,918	$ 3,888	$ 2,839
Other Real Estate Owned	2,226	669	1,440

Total Nonperforming Assets	$ 4,144	$ 4,557	$ 4,279

Nonperforming Loans to Loans (1)	0.23%	0.47%	0.35%
Nonperforming Assets to Assets	0.46%	0.50%	0.48%
Allowance for Loan Losses to Nonperforming Loans	638.67%	295.46%	391.90%
Allowance for Loan Losses to Loans	1.49%	1.40%	1.38%

Loan Composition
Commercial	$ 94,522	$ 93,821	$ 102,284
Real Estate Mortgages
One-to-Four Family Residential	58,099	55,984	56,636
Commercial	327,704	325,314	296,902
Real Estate Construction
One-to-Four Family Residential	101,022	104,505	101,912
Commercial	44,401	45,147	44,735
Consumer
Indirect	108,266	110,239	114,271
Direct	86,364	85,321	86,716
Deferred Loan Costs, net	2,690	2,758	2,406

Total Loans	$ 823,068	$ 823,089	$ 805,862

Time Deposit Composition
Time Deposits less than or equal to $100	$ 165,475	$ 168,833	$ 150,667
Time Deposits greater than $100	163,344	192,083	180,850
Brokered Deposits
CDARS (Certificate of Deposit Account Registry Service)	12,727	1,880	-
Non-CDARS	10,000	10,000	10,000

Total Time Deposits	$ 351,546	$ 372,796	$ 341,517

(1)	Excludes Loans Held for Sale.
(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.

WBCO – 4Q08 Profits
January 28, 2009

FINANCIAL STATISTICS (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
($ in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,
	2008	2008	2007	2008	2007

Revenues (1) (2)	$ 11,184	$ 11,613	$ 11,443	$ 45,194	$ 45,694

Averages
Total Assets	$ 901,487	$ 889,483	$ 867,357	$ 890,589	$ 836,738
Loans and Loans Held for Sale	823,217	820,425	791,546	819,468	759,242
Interest Earning Assets	849,210	835,704	810,783	837,456	781,296
Deposits	766,362	748,375	759,676	748,649	732,107
Shareholders' Equity	$ 79,402	$ 78,084	$ 72,439	$ 76,998	$ 69,488

Financial Ratios
Return on Average Assets, Annualized	0.74%	0.85%	0.85%	0.94%	1.12%
Return on Average Equity, Annualized	8.37%	9.70%	10.14%	10.82%	13.53%
Average Equity to Average Assets	8.81%	8.78%	8.35%	8.65%	8.30%
Efficiency Ratio (2)	60.22%	65.26%	68.61%	60.90%	62.31%
Yield on Earning Assets (2)	6.67%	6.98%	7.92%	7.07%	8.07%
Cost of Interest Bearing Liabilities	2.54%	2.76%	3.77%	2.89%	3.75%
Net Interest Spread	4.13%	4.22%	4.15%	4.18%	4.32%
Net Interest Margin (2)	4.50%	4.62%	4.71%	4.60%	4.89%

Book Value Per Share	$ 8.47	$ 8.32	$ 7.78

				Regulatory Requirements
	December 31,	September 30,	December 31,	Adequately-	Well-
	2008	2008	2007	capitalized	capitalized

Period End
Total Risk-Based Capital Ratio - Consolidated	13.23% (3)	13.06%	12.45%	8.00%	N/A
Tier 1 Risk-Based Capital Ratio - Consolidated	11.98% (3)	11.81%	11.14%	4.00%	N/A
Tier 1 Leverage Ratio - Consolidated	11.68% (3)	11.68%	11.29%	4.00%	N/A

Total Risk-Based Capital Ratio - Whidbey Island Bank	13.10% (3)	12.97%	12.03%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio - Whidbey Island Bank	11.85% (3)	11.72%	10.78%	4.00%	6.00%
Tier 1 Leverage Ratio - Whidbey Island Bank	11.54% (3)	11.58%	10.92%	4.00%	5.00%

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.
(2)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.
(3)	Capital ratios for the most recent period are an estimate pending filing of the Company's regulatory reports.

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Note: Transmitted on GlobeNewswire at 1:50 p.m. PST January 28,2009.